                                                                    Exhibit 10.6


Confidential Treatment. The portions of this exhibit that have been replaced with "[*****]" have been filed separately with the Securities and Exchange Commission and are the subject of a request for confidential treatment.


                         MANAGEMENT SERVICES AGREEMENT

                                  -BONE PASTE -

      THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement") effective on this 11 day of May,1998, by and between THE UNIVERSITY OF FLORIDA TISSUE BANK, INC. ("UFTB"), a Florida non-profit corporation, and SOFAMOR DANEK GROUP, INC., an Indiana corporation ("SDG").

                                   WITNESSETH:

      WHEREAS, UFTB is a Direct Support Organization of The University Of
Florida.

      WHEREAS, UFTB's role as a Direct Support Organization of The University of Florida will be significantly enhanced through the relationship with SDG as agreed herein.

      WHEREAS, UFTB and SDG each acknowledge that the processing and use of human tissue for human transplantation purposes is in the public interest and in the interest of medicine generally and that the entering into of this Agreement will enhance these interests through facilitating the availability of processed tissue for use in spinal and cranial medical procedures (the "Field of Use") and thereby advance the medical and scientific application thereof.

      WHEREAS, UFTB and SDG each desire that UFTB (i) process Bone Paste, described in U.S. Patent Application S/N 08/816,079, dated March 13, 1997, for use in spinal and cranial medical procedures (the "Bone Paste") and future line extensions of the Bone Paste (jointly and severally herein, the "UFTB Paste Product") and (ii) distribute such UFTB Paste Product in conjunction with exclusive worldwide management services provided by SDG, all in accordance with the terms and subject to the conditions contained herein. A description of the Bone Paste is

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                                     1                                 4/28/98
set forth on the attached Schedule A.

      WHEREAS, UFTB and SDG each desire that UFTB Paste Product be processed for distribution throughout the world, except for the country of Italy (the "Territory") in the Field of Use, subject to SDG's management services.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, SDG and UFTB hereby agree as follows:

                                    ARTICLE I

                             COMMITMENTS AND LICENSE

      Section 1.1 Exclusive Commitments. UFTB hereby agrees to exclusively permit SDG to perform Management Services (as defined in Section 3.1 hereof), in the Territory and in the Field of Use, in connection with UFTB Paste Product processed and distributed by UFTB, and SDG hereby agrees to perform Management Services in connection with UFTB Paste Product processed and distributed by UFTB in the Territory, subject to the terms and conditions of this Agreement. UFTB further agrees to not license either directly or indirectly to other parties or to distribute or utilize the management services of any third party in connection with the distribution of the UFTB Paste Product or other products comprised primarily from a UFTB Paste Product, which may have spinal and cranial applications, without first demonstrating to SDG's reasonable satisfaction that such products differ significantly from UFTB Paste Product and would, therefore, have no adverse economic impact on SDG and/or otherwise, in any way, hinder SDG's efforts to perform Management Services under this Agreement. If the division president or equivalent of SDG either approves of the release of such product or fails to respond


                                      2                                4/28/98
to UFTB's demonstration and written request for approval of such product within thirty (30) days of receipt of such proposed product information, UFTB will be free to license to other parties, distribute, or utilize the management services of any third party in connection with the distribution of such demonstrated product and, in such event, UFTB shall first supply all SDG's demand according to the Distribution Forecast as stated in Section 3.1(b) before supplying any other party with such product.

      If even after UFTB's distribution or license of such product, SDG demonstrates to UFTB that the distribution or license of such product has or is likely to have an adverse economic impact on SDG or that such product is being used in the Field of Use, then UFTB shall immediately take action to alleviate said adverse economic impact or prevent such product's use in the Field of Use. If such UFTB action fails to alleviate said adverse economic impact or prevent such product's use in the Field of Use within six (6) months from the date of SDG's written notification to UFTB of such adverse economic, UFTB shall immediately terminate distribution or license of such product. Section 3.1(g) shall have no applicability for the Contract Year or Contract Years in which UFTB undertakes such action.

      Section 1.2 License of UFTB Marks. During the term of this Agreement, UFTB grants to SDG a royalty-free, non-transferable license to use the mark "University of Florida Tissue Bank" (the "UFTB Mark") in the Territory and in the Field of Use in connection with SDG's provision of Management Services.


                                          3                             4/28/98

                                   ARTICLE II

                               UFTB PASTE PRODUCT

      Section 2.1 UFTB Paste Product Specifications. All Bone Paste to be distributed by UFTB using SDG's Management Services (as defined in Section 3.1 hereof) shall conform to and otherwise comply with the specifications set forth in Schedule 2.1 hereto, and such Schedule 2.1 may be amended from time to time by mutual written agreement of the parties (the "UFTB Paste Product Specifications"). If any UFTB Paste Product that is not a current product is distributed by UFTB pursuant to this Agreement, the parties hereto shall amend
Schedule 2.1 to set forth the specifications for such UFTB Paste Product, and such UFTB Paste Product shall conform to and otherwise comply with the UFTB Paste Product Specifications. If regulatory approval is required for any part or all of the UFTB Paste Product in any country located in the Territory and if such regulatory approval be refused, modified or withdrawn by the applicable regulatory authorities of a country in the Territory, UFTB shall promptly notify SDG of such refusal, modification or withdrawal and the parties shall negotiate in good faith to amend appropriately the UFTB Paste Product Specifications; provided, however, that in the event of any such refusal, modification or withdrawal, UFTB may refuse to process or distribute that specific UFTB Paste Product, and/or SDG may refuse to provide Management Services in connection with such UFTB Paste Product, pending the resolution of such regulatory matter. In the event of any such refusal, modification or withdrawal, UFTB shall use its best efforts to favorably and promptly resolve such regulatory matter, which best efforts shall include, but not be limited to, full communication to SDG of all information and correspondence, except for materials subject to the


                                     4                                  4/28/98
attorney-client privilege, relating to any issues raised by such refusal, modification or withdrawal and full participation with SDG in connection with the resolution of such regulatory matter.

      Section 2.2 UFTB Paste Product Warranties.

      (a) Compliance With Laws and Specifications. UFTB warrants that the UFTB Paste Product will be processed, packaged, stored and shipped (i) suitable for use in the treatment of osseous defects as prescribed by a physician for cranial and spinal medical procedures in which human tissue is needed or used to replace human tissue and (ii) in conformity in all respects with all applicable federal, state and local laws, rules and regulations relating thereto, including particularly the Federal Food, Drug and Cosmetic Act and the National Organ Transplant Act, and the UFTB Paste Product Specifications pursuant to Section
2.1 hereof warrants that UFTB the packaging of UFTB Paste Product will be in conformity in all respects with the Packaging Specifications described in
Section 3.5 hereof

      (b) Authority; Licenses. UFTB further warrants that it is fully authorized to enter into and perform this Agreement, that the UFTB Paste Product and any manuals prepared by UFTB in connection with the UFTB Paste Product and made available to recipients of the UFTB Paste Product (the "UFTB Customers") will not violate or infringe upon any common law or statutory rights of any third party, and that UFTB is the owner of all rights in and to the UFTB Mark.

      (c) Incorporated Materials. UFTB warrants that it has full right and authority to incorporate all materials (e.g., human tissue) into the UFTB Paste Product and that such raw materials shall be in full compliance with all applicable federal, state and local laws, rules and

                                      5                                  4/28/98
regulations and with the UFTB Paste Product Specifications.

      Section 2.3 Processing Capacity.

      (a) UFTB Paste Product. Schedule 2.3 sets forth UFTB's current as well as projected processing capacity for the UFTB Paste Product by UFTB, in terms of the number of units that may be processed, packaged and delivered by UFTB per month.

      (b) Other UFTB Paste Product. If any UFTB Paste Product that is not a current product is processed pursuant to this Agreement, the parties hereto shall amend Schedule 2.3 by mutual agreement to set forth the information required by Section 2.3(a) with respect to such product.

                                  ARTICLE III

            MANAGEMENT SERVICES IN CONNECTION WITH UFTB PASTE PRODUCT

Section 3.1 SDG's Management Services on Behalf of UFTB.

      (a) SDG's Rights and Responsibilities. SDG shall have the exclusive responsibility to diligently facilitate the distribution of the UFTB Paste Product, in the Territory and in the Field of Use, to UFTB Customers in accordance with this Agreement (the "Management Services"). The Management Services shall be comprised of(i) education, training, and marketing the UFTB Paste Product, which Management Services may be combined with the marketing of other SDG products and services; provided, however, that the UFTB Paste Product will be distributed by UFTB separately from any SDG distributed products; (ii) providing, either through employees or independent representatives of SDG, customer service to UFTB Customers (e.g., responding to questions UFTB customers may have concerning how the UFTB Paste


                                          6                           4/28/98

Product were processed and the various surgical applications for which they are designed), (iii) the facilitation of the shipment of UFTB Paste Product to UFTB Customers in accordance with Sections 3.1(c) and 3.2 hereof Upon mutual agreement of SDG and UFTB and subject to separate written agreements, SDG may also provide UFTB with product design, professional management information system and computer programming and installation support services. SDG reserves the right to develop, at its sole discretion, non-exclusive management arrangements for the UFTB Paste Product with selected third parties which third parties will provide Management Services subject to all of the covenants, agreements, obligations and commitments made by SDG hereunder, but in no case shall such action require UFTB to incur any additional cost or expense and/or increase the Management Service Fees as set forth in Section 3.4 under this Agreement.


       (b) Distribution Forecast. To assist UFTB in planning, SDG shall supply UFTB with month-by-month distribution forecasts ("Distribution Forecast") in advance of each quarter. Distribution Forecasts for Contract Years one, two, three, and four shall be based upon the distributions shown in Section 3.3 (b) herein, which equate to quantities of [*****] in Contract Year one; [*****] in Contract Year two; [*****] in Contact Year three; and [*****] in Contract Year four. In the event that SDG changes or expects to change any such Distribution Forecast, SDG shall promptly notify UFTB of the extent of such change and UFTB shall have one hundred twenty (120) days from such notification to adjust its production capacity in order to meet the production requirements under


[CONFIDENTIAL]
                                     7                                  4/28/98
the terms of this Agreement.

      (c) UFTB's Non-Compliance with Distribution Forecast.


            (i) UFTB shall endeavor to meet the Distribution Forecast. In the event that UFTB is unable to supply the number of units of UFTB Paste Product that SDG forecasted in any ninety (90) day period under the Distribution Forecast, it shall designate no less than [*****] of its human tissue raw materials allotted for all Bone Paste, and Bone Paste-type products produced under U.S. Patent Application S/N 08/816,079, dated March 13, 1997, to the Bone Paste.



            (ii) SDG may elect to assist UFTB in developing or finding an additional donor base or to solve other such limiting factors for the affected UFTB Paste Product for the time period during which UFTB is unable to supply such affected UFTB Paste Product. If such time period exceeds ninety (90) days, until such time that UFTB is again able to supply the affected UFTB Paste Product as otherwise set forth in this Agreement, SDG shall have the right to procure Bone Paste raw materials from sources other than those customarily used by UFTB. SDG shall then provide all such procured Bone Paste raw materials to UFTB and UFTB shall endeavor to produce the affected UFTB Paste Product from such procured raw materials. UFTB shall pay SDG a Management Service Fee equal to [*****] for UFTB Paste Products made from such SDG procured raw materials, less all direct expenses related to manufacturing same, including "Fully Loaded Manufacturing Costs". Fully Loaded Manufacturing Costs shall mean all direct costs related to the manufacturing and testing-laboratory process, including labor, matching payroll taxes and employee benefits, materials and


[CONFIDENTIAL]
                                       8                               4/28/98
supplies, and all manufacturing and testing-laboratory overhead costs including apportioned manufacturing and testing-laboratory facilities space cost, manufacturing and testing-laboratory equipment depreciation, and related apportioned utilities and other overhead, exclusive of administrative and marketing overhead items.

      (d) Procedures for Receiving UFTB Customer Instructions. SDG shall be responsible for receiving UFTB Customers' orders which shall include shipping requirements for the UFTB Paste Product sought to be obtained by such UFTB Customers (the "UFTB Customer Instructions") in accordance with Section 3.2 hereof UFTB will maintain records of its distribution and shipment of the UFTB Paste Product in accordance with generally accepted accounting principles.

      (e) Distribution of UFTB Paste Product. SDG will use its best efforts to actively support the distribution and use of UFTB Paste Product consistent with SDG's standards. SDG shall offer commission rates to SDG's sales personnel and independent representatives with respect to The UFTB Paste Product distributed to UFTB Customers, as the result of SDG's Management Services hereunder, equal to or greater than the commission rates offered to such sales personnel and independent representatives on any product that is the same or is substantially similar in use to any product that SDG may then be marketing.


      (f) No Warranties. In connection with its provision of Management Services, SDG agrees that it will give no warranties or representations as to the UFTB Paste Product on behalf of UFTB, including without limitation, as to quality, durability, merchantability, fitness for a particular use or purpose or any other features of the UFTB Paste Product distributed by UFTB


                                     9                                  4/28/98
pursuant to this Agreement. To ensure SDG's compliance with this Section 3.1
(f), SDG shall, prior to publication, deliver for UFTB's review, all printed materials (the "Materials") associated or used in connection with the distribution of the UFTB Paste Product, the use of the UFTB Mark, the relationship between SDG and UFTB or The University of Florida and SDG and not previously published by SDG. If UFTB responds within fifteen (15) working days (excluding weekends and holidays) of UFTB's receipt of the Materials with its written requests to amend the Materials to ensure SDG's compliance with this
Section 3.1(f), SDG shall diligently endeavor to incorporate those changes. If UFTB either approves the Materials in writing or fails to respond within fifteen
(15) working days (excluding weekends and holidays) of receipt of the materials sought to be approved, SDG will be free to use the Materials as originally provided to UFTB.


       (g) Rights Becoming non-exclusive. If at the end of the first Contract Year, as defined in Section 3.4 (1) herein, or any Contract Year ending after that date, the total quantity of UFTB Paste Product distributed pursuant to this Agreement is less than [*****] for that Contract Year, (a "Shortfall Contact Year"), UFTB may terminate the exclusive rights portion of this Agreement with thirty (30) days written notice to SDG, thereby rendering the Agreement a nonexclusive services agreement and eliminating all restrictions on UFTB's ability to further license or otherwise distribute the UFTB Paste Product to any other party, provided that: (i) UFTB has processed quantities of UFTB Paste Product in accordance with the Distribution Forecast for such Shortfall Contract Year and its preceding Contract Year; and (ii) that within thirty (30) days of written notification from UFTB that such Shortfall exists, SDG elects not to pay UFTB a "make-up" dollar amount (such make-up dollar amount is the


[CONFIDENTIAL]
                                      10                               4/28/98
product of A times B, wherein "A" is the difference between [*****] and the actual Shortfall Contract Year distributions, and "B" is the difference between [*****] and the Management Service Fee percentage in effect at the time).


      (h) UFTB's Rights Under A Change to Non-Exclusivity In the event that SDG's rights become non-exclusive as set forth in Section 3.1(g) herein: (i) UFTB's obligation to supply all of SDG's demand according to the Distribution Forecast before supplying any other party, as set forth in Section 1.1 herein, shall promptly terminate; (ii) the provisions of Section 3.1(c) herein shall promptly terminate and UFTB shall then determine the amount of UFTB Paste Product available for SDG; and (iii) the management service fees set forth in
Section 3.4(a) herein may be recalculated by UFTB upon sixty (60) days written notice to SDG from UFTB.

       Section 3.2 Ordering and Shipping Procedures.

      (a) Submission of UFTB Customer Instructions with SDG. UFTB Customers shall submit UFTB Customer Instructions, for UFTB Paste Product, with SDG, in SDG's role as exclusive Management Services provider. To the extent that a UFTB Customer requests information concerning the purchase, sale or service of UFTB Paste Product from UFTB directly, UFTB will direct such inquiry to SDG's customer service telephone number, which number shall be answered by a SDG customer service representative at SDG's offices in Memphis Tennessee. If SDG's customer service representative determines that the inquiry involves a service question that may be handled more expeditiously by one of SDG's independent representatives rather than through SDG's offices, (i.e., because of geographic proximity, expertise, etc.) that inquiry will be directed to that independent representative. In the


[CONFIDENTIAL]
                                       11                             4/28/98
case of a UFTB Customer seeking to receive UFTB Paste Product, the SDG customer service representative will verify the inventory availability, pricing and shipment details for the UFTB Paste Product ordered by the UFTB Customer.

      (b) Receipt and Resubmission of UFTB Customer Instructions by SDG~. Upon receipt of UFTB Customer Instructions, SDG shall cause such UFTB Customer Instructions to print at the UFTB Facility. UFTB may refuse acceptance of the UFTB Customer Instructions, but only if UFTB has experienced an event of force majeure pursuant to Section 7.4 hereof but only to the extent the event of force majeure results in the inability of UFTB to supply UFTB Paste Product.

      (c) Contents and Priority of UFTB Customer Instructions. The UFTB Customer Instructions submitted by SDG to UFTB in accordance with Section 3.2(b) shall set forth the quantity of units of each UFTB Paste Product required to be shipped by UFTB to each UFTB Customer, and the delivery date (or dates) requested by the UFTB Customer. Such UFTB Customer Instructions may be submitted by UFTB Customers only in accordance with Section 3.2(a) hereof. SDG agrees that UFTB Customer Instructions relating to UFTB Paste Products that are submitted by physicians practicing in hospitals affiliated with the University of Florida shall be granted priority over other UFTB Customers if shortages of such UFTB Paste Products exist; provided, however, that UFTB shall be required to first fulfill any preexisting commitments to UFTB Customer Instructions before granting such priority to hospitals affiliated with the University of Florida

      (d) Effect of UFTB Customer Instructions. In no event shall the use of any form of


                                        12                             4/28/98

UFTB Customer Instructions, invoice, shipping document, confirmation or waybill be effective to vary, alter, modify or substitute for the terms and conditions of this Agreement. All UFTB Customer Instructions shall be subject to, and shall be deemed to incorporate, all terms and conditions of this Agreement, which may be amended or waived only in accordance with Sections 7.2 and 7.6 hereof

       (e) Acknowledgement of UFTB Customer Instructions. All UFTB Customer Instructions received by SDG and transmitted to UFTB shall be accepted by UFTB within ten (10) calendar days, except to the extent acceptance of any UFTB Customer Instructions is refused pursuant to Section 3.2(b) hereof UFTB shall notify SDG of(i) the anticipated date for shipment of the UFTB Paste Product related to each particular UFTB Customer Instructions, and (ii) the date of shipment of the UFTB Paste Product related to each particular UFTB Customer Instructions. Upon the shipment of UFTB Paste Product to each UFTB Customer, UFTB shall provide SDG with a copy of the invoice sent to the UFTB Customer, which invoice shall set forth (i) the amount invoiced for each UFTB Paste Product, (ii) the quantity of each UFTB Paste Product, (iii) the fact that SDG is acting on behalf of UFTB as a Management Service Provider, and (iv) that any questions regarding the particular shipment of UFTB Paste Product subject to UFTB Customer Instructions should be directed to SDG. SDG shall guarantee the payment of all invoices sent to UFTB Customers (other than physicians practicing in hospitals affiliated with the University of Florida) for UFTB Paste Product. If SDG is unable to collect payment from UFTB Customers for such invoices within one (1) year of the date of shipment of applicable UFTB Paste Product, SDG shall remit payment of such invoice to UFTB, less the appropriate


                                      13                                4/28/98

Management Services fees owed to SDG.

       Section 3.3 Consideration Paid by SDG for the Execution of this Agreement


      (a) As consideration for the rights granted to SDG hereunder by UFTB, SDG shall first pay UFTB the initial sum of [*****] as follows:



            (i) [*****] shall be paid upon the execution of this Agreement;
and



            (ii) [*****] shall be paid upon UFTB's attainment of a [*****] inventory of Bone Paste. Such inventoried Bone Paste shall be subject to efficacy standards mutually agreed upon in advance, and in writing, by the parties. Any other provision of this Agreement notwithstanding, UFTB shall have the right to withhold shipments of Bone Paste to customers, until such [*****] inventory is attained, and such action shall not be considered a default or breach by UFTB of any other provision set forth herein;



            (iii) in the event that such [*****] inventory is not attained by September 1, 1998 UFTB shall then have the right to terminate this Agreement with thirty (30) days written notice to SDG.


      (b) The balance of the consideration due shall be determined and paid as described herein: the balance due shall be defined as "X" wherein the value of "X" will be proportional to the actual dollar value of UFTB Paste Product distributed as measured against the dollar value of the Distribution Forecast established herein, said Distribution Forecast being:


            (i) [*****] in Contract Year one;



            (ii) [*****] in Contract Year two;



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                                          14                            4/28/98

            (iii) [*****] in Contract Year three; and



            (iv) [*****] in Contract Year four. Each Contract Year that a Distribution Forecast is met the value of "X" shall be [*****] and the [*****]
 will be used as the base in computations herein; in each of Contract Years one, two, three, and four, UFTB shall earn, and be promptly paid within thirty (30) days from the end of that Contract Year, an amount equal to [*****] multiplied times the proportional factor, the proportional factor being equal to the actual UFTB Paste Product distributed divided by the Distribution Forecast for that Contract Year {e.g. if, in Contract Year two, the actual UFTB Paste Product distributed was [*****] the proportional factor for Contract Year two would be [*****] multiplied times the annual factor of [*****] base, or [*****]; as a further example, if in Contract Year three, the actual UFTB Paste Product distributed was only [*****], the factor for Contract Year three would be [*****] multiplied times the annual factor of [*****] base, or [*****]}. The minimum dollar value of UFTB Paste Product distributed in any Contract Year must be no less than [*****] to qualify for any value of "X" being computed in that Contract Year.


Section 3.4 Management Services Fees to be Paid by UFTB.

      (a) Amount of Management Services Fees. The management fees to be paid to SDG by UFTB for the Management Services provided hereunder (the "Management Services Fees") shall be payable with respect to all UFTB Customer Instructions submitted by SDG to UFTB


[CONFIDENTIAL]
                                      15                               4/28/98
according to the following:


            (i) beginning on the effective date of this Agreement and lasting for five (5) consecutive Contract Years the Management Services Fee shall be [*****] of the actual net invoiced amount (as determined in accordance with Section 3.4(c)) from UFTB to UFTB Customers pursuant to this Agreement; however, in the event that the weight-to-weight conversion of demineralized bone matrix into gel produces average Bone Paste yields of less than [*****], which method of calculation is set forth on and attached hereto as the "Yield Study Calculation", then, in lieu of such [*****] Management Service Fee, SDG shall earn a Management Service Fee equal to the difference between [*****] and the actual net invoiced amount total per Production Batch (a Production Batch is defined as a production quantity of Bone Paste greater than [*****] but less than [*****]); in the event that Bone Paste yields are less than [*****], SDG shall earn a Management Service Fee according to a formula wherein A is divided by B and then multiplied by [*****], wherein "A" is equal to the actual quantity of Bone Paste produced and "B" is equal to [*****] {e.g. if the actual quantity produced equals [*****], then [*****] and [*****]}; and such Management Service Fee is then equal to the difference between [*****] and the actual net invoiced amount total per such reduced yield Bone Paste batch.



            (ii) commencing on the first day of the sixth (6th) Contract Year and for the remainder of the term of this Agreement, the Management Services Fee shall be [*****] of the actual net invoiced amount (as determined in accordance with Section 3.4 (c)) from UFTB to UFTB Customers pursuant to this Agreement.


[CONFIDENTIAL]
                                     16                               4/28/98

      (b) Contract Year. For the purposes of this Agreement, "Contract Year" shall refer to the individual consecutive twelve-month periods of this Agreement, the first of which commences on the effective date herein.

      (c) Net Invoiced Amount. As part of the Management Services provided to UFTB, SDG will maintain a unique relationship within the market place for UFTB Paste Product and is therefore obligated to consult with UFTB in order to assist UFTB in establishing and publishing the net invoiced amount for UFTB Paste Products to be paid by UFTB Customers, Likewise any new UFTB Paste Product that is not a current product will have its net invoiced amount established by UFTB after consultation with SDG. Changes in net invoiced amounts for any UFTB Paste Product may be modified during the term of this Agreement upon the mutual agreement of the parties.

      (d) SD&s Audit Rights. UFTB shall keep complete and accurate books and records which allow verification of the amounts invoiced by UFTB to UFTB Customers for UFTB Paste Product. SDG shall be permitted access to such books and records during normal business hours and upon reasonable business hours during the term of this Agreement in order to verify UFTB's compliance with the terms of the Agreement and to permit SDG to satisfy its obligations under this Agreement, including, but not limited to, determining the identifies of any UFTB Customer that falls to pay payment of invoices so that SDG can guarantee UFTB Customer payments to UFTB in accordance with Section 3.2(e) hereof SDG shall have the right (no more often than once yearly and in any event within three years after the close of the month to which the audit relates) to have an audit performed during normal business hours and upon reasonable notice to


                                    17                                4/28/98

UFTB of such books and records by an independent certified public accounting firm mutually acceptable to the parties for the sole purpose of verifying the correct and accurate payment of Management Service Fees which shall be the sole matter reported by such accounting firm to SDG. The fees and expenses of the accounting firm performing such verification shall be borne by SDG, except in the event that the actual net invoiced amounts are understated by more than $100,000 for such year, whereupon such fees and expenses shall be borne by UFTB. UFTB shall within sixty (60) days of the results of such audit provide for payment of amounts which are overpaid, unless a bona fide dispute exists as to the results of such audit.

      (e) Payments in U.S. Dollars. All payments required by this Agreement shall be made in United States Dollars.

      (f) UFTB Customer Payments. Payment terms related to shipments of UFTB Paste Product to UFTB Customers shall be net 30 days from the later of the date of invoice or the date of shipment.

      (g) Management Services Fee Payments. Payment to SDG by UFTB of Management Service Fees shall be made within ten (10) days from the last day of the month of UFTB's receipt of payment of an invoice with respect to UFTB Customers Instructions submitted by SDG.

       Section 3.5 Packaging Specifications.

       UFTB shall supply all packaging and labeling information and designs, including without limitation all art-work and pharmacological information, usage instructions and warnings to be applied to each UFTB Paste Product (the "Packaging Specifications"). Once a UFTB Paste Product is supplied and initially packaged by UFTB, SDG will not, without UFTB's concurrence,


                                     18                               4/28/98
remove, alter or modify any Packaging Specifications of such UFTB Paste Product except in the case of SDG's own internal use.

      Section 3.6 Shipment, Right to Use and Risk of Loss.

      (a) Shipping. SDG shall issue customer shipping instructions to UFTB for the IJFTE Paste Product in accordance with the UFTB Customer Instructions, using SDG's or the UFTB Customer's choice of carriers FOB at the plant from which the LIFTE Paste Product is shipped.

      (b) Right to Use and Risk of Loss. All right to use and risk of loss to any UFTB Paste Product shall pass to the UFTB Customer upon a common carrier accepting possession or control of such UFTB Paste Product

       Section 3.7 Rejected Product.

      (a) Procedure for Rejection. Within thirty (30) days after a UFTB Customer's receipt of any shipment of UFTB Paste Product, SDG shall notify UFTB in writing if a UFTB Customer chooses to reject all or any part of such shipment of LIFTE Paste Product or, falling such notification, unless such UFTB Paste Product has a latent defect, the UFTB Customer shall be deemed to have accepted such shipment for all purposes. With respect to latent defects, SDG shall promptly notify UFTB after a UFTB Customer's discovery thereof and such UFTB Customer shall have the right to reject such UFTB Paste Product. Any notification of rejection should be for valid technical or packaging reasons and shall state the basis for the rejection. A replacement shipment of such UFTB Paste Product so required by a UFTB Customer shall be made by UFTB as soon as practicable using reasonable efforts (but no later than thirty (30) days after UFTB receives such notification), or as soon thereafter as the raw materials are available to


                                        19                            4/28/98

UFTB for the processing of such replacement product. Such replacement UFTB Paste Product shall be invoiced by UFTB and paid for by the LIFTE Customer at the same fee as was the rejected shipment.

      (b) Effect of Rejection. The UFTB Customer shall not be obligated to pay and SDG shall not be obligated to guarantee payment for any rejected shipment of UFTB Paste Product shipped to UFTB Customers which falls to meet the UFTB Paste Product Specifications or the Packaging Specifications or otherwise breaches the UFTB Paste Product Warranties set forth in Section 2.2 hereof. The UFTB Customer shall not be obligated to pay in full and SDG shall not be obligated to guarantee payment for any shipment of the UFTB Paste Product rejected by a UFTB Customer. UFTB shall have fifteen (15) days within which to notify SDG and the UFTB Customer in writing of TJFTE's objection to such rejection, and the parties shall thereafter promptly submit the issue to an independent laboratory in accordance with subparagraph (c) below.

      (c) Testing to Resolve Conflicting Test Results. If there is a conflict between the test results of UFTB and the test results of SDG or a UFTB Customer with respect to any UFTB Paste Product, an adequate sample of same shall be submitted by the party having possession thereof to an independent laboratory acceptable to both parties for testing against the UFTB Paste Product Specifications under procedures set out in the UFTB Paste Product Specifications. The test results obtained by such laboratory shall be final with respect to the obligations of the LTTB Customer to pay and of SDQ to guarantee payment for such UFTB Paste Product. The fees and expenses of such laboratory testing shall be bone entirely by The party against whom such


                                     20                                 4/28/98
laboratory's findings are made. If the laboratory's findings are in favor of UFTB, the UFTB Customer shall pay UFTB for the rejected UFTB Paste Product under the terms listed in Section 3.4 hereto.

      (d) Return or Disposal of Rejected UFTB Paste Product. UFTB shall make arrangement with SDG for the return or disposal, at UFTB's option, of any shipment of any rejected UFTB Paste Product. The return shipping charges or disposal costs for such rejected shipment of Product shall be paid by UFTB and, in the event of agreement of the parties or a laboratory determination hereunder that such rejected shipment does meet the UFTB Paste Product Specifications, the UFTB Customer shall promptly reimburse UFTB for such shipping charges or disposal costs.

      (e) No Waiver. No acceptance or rejection of product or determination of compliance for purposes of this Section 3.7 shall serve to waive any rights under Article VI.

      Section 3.8 Taxes. Taxes and any and all other tariffs and duties or excise, sales or use, value added or other taxes or levies imposed upon UFTB in connection with the process and distribution of the UFTB Paste Product shall be paid by UFTB.

                                   ARTICLE IV

                       CERTAIN AGREEMENTS OF UFTB AND SDG

      Section 4.1 Deceptions. UFTB shall permit a representative of SDG to inspect at reasonable times and as a reasonable frequency, those processing facilities and methods and operations used by UFTB in connection with the UFTB Paste Product as considered necessary or desirable by SDG for the purpose of observing compliance with UFTB's undertakings set forth


                                      21                               4/28/98
herein. No such observation shall serve to waive any rights of SDG or UFTB hereunder.

      Section 4.2 Regulatorv Filings. UFTB shall fulfill all applicable reporting and other requirements of regulatory agencies, self-regulatory organizations or governmental entities that have jurisdiction with respect to UFTB and the UFTB Paste Product. SDG shall cooperate in preparing any such filings to the extent reasonably requested by UFTB.

      Section 4.3 Ownership of Intellectual Property Rights.

      (a) Intellectual Properly Rights. For purposes of this Agreement, "Intellectual Property Rights" means all works, including literary works, pictorial, graphic and sculptural works, architectural works, works of visual art, and any other work that may be the subject matter of copyright protection; advertising and marketing concepts; trademarks; information; data; formulas; designs; models; drawings; computer programs; including all documentation, related listings, design specifications and flow charts, trade secrets and any inventions including all processes, machines, manufactures and compositions of matter and any other invention that may be the subject matter of any pending patent or patent; and all statutory protection obtained or obtainable thereon.

      (b) Ownership of Intellectual Property Rights. All Intellectual Property Rights relating to the UFTB Paste Product shall be owned or obtained under license by UFTB (subject to grants of licenses referred to herein) unless jointly developed with SDG, in which case such intellectual property shall be jointly owned by UFTB and SDG provided, however, that nothing in this Section
4.3 shall be construed or interpreted as granting in any manner or way any rights to UFTB in any Intellectual Property Rights of SDG.


                                        22                             4/2S/98

                                    ARTICLE V

                              TERM AND TERMINATION

      Section 5.1 Term. Unless terminated earlier in accordance with Section 5.2 herein, the term of this Agreement shall commence with the effective date herein and shall continue until the latter of: (i) the expiration date of the U.S. Patent that issues from U.S. Patent Application S/N 08/8 16,079, dated March 13, 1997, or any continuation, continuation-in-part, or divisional of such U.S. Patent; or (ii) twenty (20) years from the effective date of this Agreement.

      Section 5.2 Early Termination. Either party hereto may terminate this Agreement (a) due to a material breach by the other party of any of its obligations or covenants hereunder upon 30 calendar days' notice to the breaching party if such breaching party fails to remedy such breach within such 30 calendar days, or if such breach cannot be remedied within such 30 calendar days, only if such breaching party has not undertaken good faith efforts to remedy such breach or (b) upon the insolvency or filing for bankruptcy by the other party. This Agreement may not be terminated without cause except as specifically provided herein or by the mutual written agreement of the parties.

      Section 5.3 Accrued Obligations. In the event that this Agreement is terminated pursuant to Section 5.2 hereof, the duties and obligations of the breaching party which have accrued prior to termination, including without limitation, the obligation to process and deliver quantities of the UFTB Paste Product for which Customer Instructions have been validly issued prior to the effective date of termination and the correlative obligation to pay for such quantities, shall not be released or discharged by such termination.


                                        23                              4/28/98

                                   ARTICLE VI

                                 INDEMNIFICATION

      Section 6.1 Indemnification by SDG. Subject to UFTB's indemnification obligations pursuant to Section 6.2 hereof, SDG shall indemnify and hold UFTB harmless from any and all losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, that may result from any demand, claim or litigation relating to or resulting from the Management Services provided by SDG.

      Section 6,2 Indemnification By UFTB.

      UFTB shall indemnify and hold SDG harmless from any and all losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, that may result from any demand, claim or litigation relating to, resulting from or arising out of(i) the failure of any UFTB Paste Product to comply with the UFTB Paste Product Specifications,
(ii) a breach by UFTB of any warranty, representation or covenant made by UFTB, including a breach by UFTB of the UFTB Paste Product warranties set forth in
Section 2.2 hereof or; (iii) the failure of the packaging related to any UFTB Paste Product to comply with the Packaging Specifications.

      Section 6.3 Survival of Obligations. The respective obligations of the parties hereto pursuant to Article VI shall survive the termination of this Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.1 Entire Agreement. This Agreement, together with the exhibits and


                                       24                              4/28/98
schedules hereto constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior expression of intent or agreement of the parties with respect thereof.

      Section 7.2 Amendments. This Agreement shall not be modified, altered, or amended except by an agreement in writing signed by duly authorized representatives of each of the parties hereto.

      Section 7.3 Governing Law: Jurisdiction. This Agreement shall be governed by the laws of the State of Florida (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. The parties agree to submit to personal jurisdiction and to waive any objection as to venue and forum non convenes in the federal or state courts of the State of Florida.

      Section 7.4 Force Majeure. Neither party shall be liable for nonperformance or delay in performance due to and to the extent resulting from an event of force majeure, including without limitation: any act of God; regulation or law of any government; war, riot, or civil commotion; destruction of production facilities or materials by fire, earthquake or storm; strike or other labor disturbances; epidemic; failure of public utilities or common carriers; or any limitation, requirement or prohibition imposed or required by the United States Food and Drug Administration or any other governmental agency asserting jurisdiction with regard to the UFTB Paste Product. In case any of the foregoing occurrences should in any manner hinder either party hereto from fulfillment of its obligations specified in this Agreement, said party shall promptly


                                     25                              4/28/98
give written notice to the other party. In the event that UFTB has experienced an event of force majeure, and as a result hereof is unable to supply SDG with any UFTB Paste Product, SDG may assist UFTB in the procurement of similar product from another manufacturer.

      Section 7.5 Severability. In the event that any part of this Agreement shall for any reason be finally adjudged by a court of competent jurisdiction or determined by a governmental body to be invalid or unenforceable, then, unless such part is deemed material by either or both parties, this Agreement shall continue in effect and such part shall be excised hereof If either party determines that such part hereof found to be invalid or unenforceable is material to the operation or performance of this Agreement, then such party may, by written notice to the other party, request that the parties attempt to renegotiate this Agreement to alleviate or eliminate any difficulty caused to such party by such invalidity or unenforceability.

      Section 7.6 Waiver. No failure or delay on the part of either party to enforce any provision of this Agreement or to exercise any right granted hereby shall operate as a waiver thereof unless or until the right to enforce any such provision or to exercise any such right has been waived in writing by such party. Any waiver of any provision hereof or right hereunder shall be effective only in accordance with its terms and may be restricted in any way. No waiver of any provision hereof or any right hereunder shall constitute a waiver of a continuance or reoccurrence of the failure to perform, except as provided in such waiver.

      Section 7.7 No Third Party Beneficiaries. This Agreement shall be construed to be for the benefit of the parties hereto only and shall confer no right or benefit upon any other person.


                                         26                            4/28/98

      Section 7.8 Notices. Any notice, report or consent required or permitted by this Agreement to be given or delivered shall be in writing and shall be deemed given or delivered if delivered in person, or sent by courier or expedited delivery service, or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by telecopy (if confirmed), as follows:

       If to SDG:

             Sofamor Danek Group, Inc.

             1800 Pyramid Place

             Memphis, Tennessee 38132

             Attention: President and Chief Operating Officer

             Telecopy: 901-344-1570

       with a copy to:

             Vice President and General Counsel

             Sofamor Danek Group, Inc.

              1800 Pyramid Place

             Memphis, Tennessee 38132

             Telecopy:901-344-1576

       If to UFTB:

             University of Florida Tissue Bank, Inc.

             1 Progress Boulevard

             Box 31


                                         27                           4/28/98

             Alachua, Florida 32615

             Attention: President and Chief Executive Officer

             Telecopy:904-462-5131

       with a copy to:

             Ms. Susan Collingwood

             Associate General Counsel

             University of Florida College of Medicine

             P.O. Box 100215

             Gainesville, Florida 32610

             Telecopy:  352-392-6482

      Any such notice, report or consent shall be effective upon delivery if given or delivered in person, or sent by courier or expedited delivery service, or upon receipt if sent by telecopy which is confirmed, or on the third business day following mailing if mailed. Either party hereto may change its address for purposes hereof by giving the other party written notice of such change as above provided.

      Section 7.9 Assignment. Neither party may assign its rights and obligations hereunder without the prior written consent of the other party and such consent shall not be unreasonably withheld. No permitted assignment hereunder shall be deemed effective until the assignee shall have executed and delivered an instrument in writing reasonably satisfactory in form and substance to the other party pursuant to which the assignee assumes all of the obligations of the assigning party hereunder. Notwithstanding anything to the contrary in this


                                       28                              4/28/98

Section 7.9, either party may assign this Agreement or any of its rights or obligations hereunder to a company which is a wholly owned subsidiary of the assigning party.

      Section 7.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when signed by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.


UNIVERSITY OF FLORIDA TISSUE BANK, INC.

By:  /s/NANCY R. HOLLAND
   ----------------------------

Name:   NANCY R. HOLLAND
     --------------------------

Title:       CEO
      -------------------------


SOFAMOR DANEK GROUP, INC.

By:    /s/ MARK LoGUIDICE
   ----------------------------

Name:  MARK LoGUIDICE
     --------------------------

Title: EXECUTIVE VICE PRESIDENT
      -------------------------


                                       29                              4/28/98

                               FIRST AMENDMENT TO
                          MANAGEMENT SERVICES AGREEMENT
                                 -- BONE PASTE -

      THIS IS AN AMENDMENT to the Management Services Agreement dated May 11. 1998 ("the Agreement") by and between Regeneration Technologies, Inc., a Florida for-profit corporation ("RTI"), as assignee of The University of Florida Tissue Bank, Inc. ("UFTB"), and Sofamor Danek Group, Inc. ("SDG"), in which the parties agree as follows:

1. After reconsideration of the terms and conditions of the Agreement, RTI and SDG agree to amend the Agreement, effective as of the date of signature of the parties to this Amendment ("Amended Effective Date"), as follows:

      a.    Add the following two sentences to Section 1 .2:

            During the term of this Agreement, RTl grants to SDG a royalty-free, non-transferable license to use the mark "Osteofil" (the "RTI Mark") in the Territory and in the Field of Use in connection with SDG's provision of Management Services. Upon termination of this Agreement the use of the RTI Mark shall revert to RTI.

      b.    Add the following new Sections 2.2(d) and 2.2(e):

            (d) Paste Product Effectiveness. RTI represents and warrants that to the best of its knowledge, the product is effective, i.e. will form bone. RTl further represents and warrants that it has no knowledge of any information that suggests the Paste Product is not effective. RTI hereby agrees to disclose promptly to SDG all information in RTI's possession or control at any tune during the term of the Agreement that concerns the use or effectiveness of UFTB Paste Products.

            (e) Continuing Information. RTI further warrants that it will promptly provide to SDG all pertinent information concerning clinical or biological materials that exists as of the Amended Effective Date of the Agreement and that comes into the possession or control of RTI during the term of the Agreement. Such information shall include information regarding next generation products.

      c.    In Section 3.1f), line 8, change "Mark" to --Marks--.


      d.    In Section 3.3(a), line 2, change [*****].


      e. In Section 3.3(a)(i), line 1, change "shall be" to --were-- ; and line 2, after "Agreement" insert --, receipt of which is hereby acknowledged by RTI--.


[CONFIDENTIAL]
      f In Section 3.3(a)(ii), line 1, change [*****] shall be paid on the later of the Amended Effective Date or the date that RTI attains--.


      g.    Delete Section 3.3(a)(iii).

      h. Delete existing Section 3.3(b) and substitute therefor the following:

            (b) Development. Clinical and Marketing Costs. RTI shall bear all costs associated with development of Paste Product which are initiated or directed by, or approved in writing by, RTI, including laboratory and bench top testing. SDG shall bear the costs of legitimate marketing and clinical activities that are initiated by SDG.

      i.    Change Sections 3.4(a)(i) and (ii) to read as follows:

            (i)   From the Amended Effective Date until the earlier of ninety
                  (90) days after RTI incorporates pooling of donors for demineralized bones ("DBM") into the processing of UFTB Paste Product, or the second anniversary of the Amended Effective Date, the Management Services Fee shall be sixty percent (60%) of the actual net invoiced amount (as determined in accordance with section 3.4(c)) from RTI to RTI Customers pursuant to this Agreement.

            (ii) Commencing on the earlier of ninety (90) days after RTI incorporates pooling of donors for demineralized bone ("DBM") into the processing of UFTB Paste Product, or the second anniversary of the Amended Effective Date, the Management Services Fee shall be sixty-five percent (65%) of the actual net invoiced amount (as determined in accordance with section 3.4(c)) from RTI to RTI Customers pursuant to this Agreement.

      j.    Add new Sections 3.4(iii) as follows:


            (iii) The costs associated with the purchase or manufacture of a
                  Product warmer (thermos) shall be shared by parties in accordance with the percentages set forth in subparagraphs (i) and (ii) of this Section 3.4(a), e.g., RH shall pay [*****] of such costs until the earlier of ninety (90) days after RTI incorporates pooling of donors for demineralized bone ("DBM") into the processing of UFTB Paste Product, or the second anniversary of the Amended Effective Date, and thereafter [*****] of such costs. This Section 3.4(iii) shall be subject to RTI approval in advance of the number and costs of the Product warmers (thermos) planned by SDG, and payment of RTIs share shall be upon or after the date costs are incurred by SDG.


[CONFIDENTIAL]

      1.    Add the following to the end of Section 3.4(c):


                  SDG represents that it will exercise reasonable efforts to obtain the maximum net invoiced amount for RTI Paste Products consistent with its normal practice. SDG agrees to consult with RTI and receive mutual consent of RTI and SDG, which consent shall not be unreasonably withheld, before reducing the net invoiced amount below [*****] of Paste Product.
                  In considering changes in the net invoiced amount for Paste Product, the parties shall take into consideration changes in relevant technology and nuances of the market.


      m.    Add new Section 4.3(c) as follows:

            (c) RTI shall have no right to use any information disclosed to it by SDG pursuant to this Agreement for any purpose other than performance under this Agreement In the event RTI, for its own purposes, desires to use some of SDG's information, RTI shall submit to SDG a written request identifying the information and the intended purpose, and upon receiving written authority from SDG, which will not be unreasonably withheld, RTI may use the identified information in accordance with the conditions, if any, in the written authority.

      n. All references in the Agreement to the "effective date" shall be amended to "Amended Effective Date".

      o.    In Section 7.8, add to the addresses for notice to RTI:

            Regeneration Technologies, Inc.
            One Innovation Drive
            Alachua, Florida 32615
            Attn:President and Chief Executive Officer
            Telecopy:  904-418-0342

      p. In Section 7.9, last line, after "party" insert --or to a company that acquires by consolidation, merger, stock purchase or asset purchase substantially all of the assets or of the business of the assigning party associated with performance under this Agreement--.

      q.    Add new Section 7.11 as follows:

            7.11 Dispute Resolution. In the event of any dispute or controversy between the parties regarding performance under this Agreement or construction of the terms of this Agreement, the parties agree to first enter into discussions with each other with the good faith intention of resolving the dispute or controversy in an amicable, business-like manner. If, after ninety (90) days of such discussions, a resolution is not reached, the Chief Executive Officer of each party will


[CONFIDENTIAL]
            physically meet at a mutually convenient location to negotiate in good faith a resolution of the dispute or controversy.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

Regeneration Technologies,Inc.                Sofamor Danek Group Inc.

By /s/ Richard R. Allen                       By /s/ Robert A. Compton
  ---------------------------                   ---------------------------
Name Richard R. Allen                         Name Robert A. Compton
    -------------------------                     -------------------------
Title  Sec/Treasurer/CFO                      Title  President &  COO
     ------------------------                      ------------------------

Date     11/16/98                             Date     11/13/98
-----------------------------                 -----------------------------

                         ASSIGNMENT AND ASSUMPTION OF
                   MANAGEMENT SERVICES AGREEMENT - BONE PASTE

      This ASSIGNMENT AND ASSUMPTION OF MANAGEMENT SERVICES AGREEMENT - BONE PASTE (the "Assignment") is made and entered into this 11th day of' May, 1998, by and between UNIVERSITY OF FLORIDA ORTHOPAEDIC TISSUE BANK, INC., d/b/a UNIVERSITY OF FLORIDA TISSUE BANK, INC., a Florida not-for-profit corporation ("Assignor"), and REGENERATION TECHNOLOGIES, INC., a Florida for-profit corporation ("Assignee").

                                   WITNESSETH:

      WHEREAS, Assignor and Assignee are parties to that certain Patent License Agreement, dated January 23, 1998 (the "License Agreement"), pursuant to which Assignor has agreed to license to Assignee the patents or pending patents listed in Exhibit "A" attached hereto and made a part hereof on the condition that Assignee meets certain financing goals; and

      WHEREAS, pursuant to the License Agreement, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in, and all of its obligations under, that certain Management Services Agreement - Bone Paste, by and between Assignor and Sofamor Danek Group, Inc. ("SDG"), dated May 11, 1998, a copy of which is attached as Exhibit B (the "SDG Bone Paste Contact") (with certain exceptions) upon the terms and conditions set forth herein; and

      WHEREAS, pursuant to the License Agreement, Assignee has agreed to accept such assignment and to assume all of the obligations of Assignor under the SDG Bone Pasta Contact (with certain exceptions) upon the terms and conditions set forth herein; and

            WHEREAS, Assignor is willing to assign the SDG Bone Paste Contract and Assignee is willing to accept such assignment of the SDG Bone Paste Contract and to assume all obligations of Assignor under the SDG Bone Paste Contract upon the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

      1. Recitals. The recitals set forth above are true and correct in all respects and are incorporated herein as filly as if set forth herein verbatim,

      2. Assignment and Assumption of SDG Bone Paste Contracts. Assignor hereby assigns, transfers, conveys and delivers to Assignee all of Assignor's right, title and interest in, to and under the SDG Bone Paste Contract, effective on the Effective Date of this Assignment described in Paragraph 4 below, except as otherwise provided in Paragraph 3 below. Assignee hereby assumes all of the obligations, terms and covenants set forth in the SDG Bone Paste Contract to be observed and performed by Assignor and agrees to be bound by the terms, conditions and covenants of the SDG Bone Paste Contract arising from and after the Effective Date, except as otherwise provided in Paragraph 3 below.

      3. Exceptions from Assignment Assignor shall retain and shall not assign hereunder the following rights and obligations under the SDG Bone Paste Contract (terms defined in the SDG Bone Paste Contract have the same meanings in this Paragraph 3), as set forth in the following Sections of the SDG Bone Paste
Contract:

            (a) Section 1.2. Assignor shall retain the obligation to grant a license to Danek to use the UFTB Mark.

            (b) Section 2.1 Assignor shall retain the right to approve any amendments to Schedule 2.1.

            (c) Section 2.2(b). Assignor shall remain the owner of all rights in and to the UFTB Mark.

            (d) Section 2.3(b). Assignor shall retain the right to approve any amendments to Schedule 2.3.

            (e) Section 3.1(f) Assignor shall retain the right to review and respond to Danek regarding any advertising using the UFTB Mark or the relationship between Denek and Assignor or Denek and the University of Florida.

            (f) Section 3.1(g). Assignor shall retain the right to terminate the SDG Bone Paste Contract in accordance with Section 3.1(g) of the SDG Bane Paste Contract.

            (g) Section 3.5. Assignor shall retain the right to approve any changes to the Packaging Specifications.

            (h) Section 4.2. Assignor shall retain the right to approve any reporting or other requirements with respect to the UFTB Products.

            (i) Section 4.3(b) Assignor shall retain ownership of all Intellectual Property Rights relating to the UFTB Products.

      4. Effective Date. The assignment and assumption described in this Assignment shall be effective (the "Effective Date") on the later of (a) the effective date of the license granted pursuant to the License Agreement, or (b) the date of this Assignment. In the event that the license granted pursuant to the License Agreement does not become effective, then the assignment hereunder shall not become effective.

      5. Termination and Breach. Any termination of the License Agreement shall cause a simultaneous termination of this Assignment, without any further action by Assignor or Assignee. Assignee acknowledges that Assignor may terminate the License Agreement (which shall also cause a termination of this Assignment) upon any material breach of this Assignment by Assignee. A breach by Assignee of any of the obligations under the SDG Bone Paste Contract assumed by Assignee hereunder shall be a material breach of this Assignment. During the term of this Assignment, Assignor shall have the right at any reasonable time to review Assignee's records to determine whether Assignee is complying with all obligations of SDG. Bone Paste Contact assigned hereunder, and to confirm with SDG representatives Assignee's compliance with the terms of' the SDG Bone Paste Contract assigned hereunder.

      6. Assignment and Assumption Upon Termination. Upon any termination of this Assignment the parties agree that such termination shall have the following effect, without any other action required by Assignor or Assignee:

            (a) Assignee shall assign, transfer, convey and deliver to Assignor the rights of Assignor under the SDG Bone Paste Contract that are assigned to Assignee hereunder, effective on the date of termination of this Assignment; and

            (b) Assignor shall assume and shall be bound by all of the obligations, terms and covenants set forth in the SDG Bone Paste Contract to be observed and performed by Assignor and that were assumed by Assignee hereunder, effective on the termination of this Assignment.

      7. Indemnification. Assignor hereby agrees to indemnify and hold Assignee harmless from any and all claims, demands, damages, cost, losses, expenses, liabilities and obligations of any kind or nature whatsoever (including reasonable attorneys' fees incurred by Assignee) incurred by Assignee as a result of any breach by Assignor of any warranty, representation, covenant or agreement of Assignor contained in this Assignment or the failure of Assignor to fulfill its obligations pursuant to the SDG Bone Paste Contract prior to the Effective Date. Assignee agrees to indemnify and hold Assignor harmless from any and all claims, demands, damages, costs, losses, expenses, liabilities and obligations of any kind or nature whatsoever including reasonable attorneys fees incurred by Assignor) incurred by Assignor as a result of the breach by Assignee of any covenant or agreement of Assignee contained in this Assignment or the failure of Assignee to fulfill its obligations pursuant to the SDG Bone Paste Contract arising from and after the Effective Date.

      8. Attorneys' Fees. Should either party to this Assignment bring suit for the breach of a promise, covenant, warranty or representation hereunder, it is agreed that the successful party in such suit shall be entitled, in addition to recovering any damages sustained thereby, to recover such party's expenses, including court costs and reasonable attorneys' fees as part of the judgment or other settlement. Expenses and attorneys' fees include those incurred prior to the initiation of suit and those incurred in connection with proceedings in courts of original jurisdiction and courts of appeal.

      9. Binding Effect This Assignment shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

      10. Governing Law and Venue. This Assignment shall be governed by, at construed in accordance with, the laws of the State of Florida, and venue for any legal proceeding or action at Law arising out of or construing this Assignment shall lie in the state courts of Alachua County, Florida, or the United States District Court forte Northern District of Florida, Gainesville Division.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed as of the date and year first above written.

Signed, sealed and delivered
in the presence of                "Assignor"

                                  UNIVERSITY OF FLORIDA ORTHOPAEDIC
                                  TISSUE BANK, INC., d/b/a UNIVERSITY OF
                                  FLORIDA TISSUE BANK, INC., a Florida not-for-profit corporation

                                  By: Frank P.Glowczewski Jr.
--------------------------            --------------------------
                                      Frank P.Glowczewski Jr., Chairman of the
                                      Board
-------------------------
                                  "Assignee"

                                  REGENERATION TECHNOLOGIES, INC., a
                                  Florida for-profit corporation

                                  By: /s/James M. Grooms
--------------------------            --------------------------
                                      James M. Grooms, President

--------------------------

                             CONSENT TO ASSlGNMENT

      The undersigned hereby consents to the assignment in the above ASSIGNMENT MANAGEMENT SERVICES AGREEMENT - BONE PASTE, as required by Section 7.9 of the Management Services Agreement.

                                   SOFAMOR DANEK GROUP, INC.

                                   By: /s/ Mark LoGuidice
-----------------------               --------------------------------
                                      Name:   Mark LoGuidice
-----------------------                    ---------------------------
                                      Title: Executive Vice President
                                           ---------------------------


                                       7-

                                  Exhibit "A"

1. "Diaphysial Cortical Dowel," invented by Nicholas E. Grivas and James M. Grooms, Docket No. TB-100, U.S. Patent Application S/N 08/587,070, dated January 16,1996, subject to that certain Management Services Agreement by and between UFTB and Sofamor Danek Group, Inc., dated effective July 23, 1996, as amended April 21, 1997 (the "SDG Spinal Contract"), and subject to that certain Processing License Agreement by and between UFTB and AlloSource, Inc., dated January 1, 1997;

2. "Bone Paste," invented by John F. Wironen and James M. Grooms, Docket No. TB-101, U.S. Patent Application S/N 08/816,079. dated March 13, 1997, subject to that certain Agreement by and between UTB and Exatech, Inc., dated effective April 22, 1997, which is also owned by the University of Florida (the "University");

3. "Cortical Bone Interference Screw," invented by lames M. Grooms, Kevin Carter and David H. Dulebobn, Docket No. TB-102, U.S. Patent Application S/N 08/687,01 28, dated July 16, 1996, subject tote SDG Spinal Contract;

4. "Open Intervertebral Spacer," invented by John R. Bianchi, Kevin C. Carter, Bradley T. Estes, Larry Boyd and John A. Pafford, Docket No. TB-103, U.S. Patent Application S/N not available, dated June 3, 1997, subject to that certain Joint Ownership Agreement, between UFTB and Danek Medical, Inc., dated June 12, 1997, and the SDG Spinal Contract;

5.    "Cortical Bone Cervical Smith-Robinson Fusion Implant," invented by James
      M. Grooms, Kevin C. Carter, David H. Dulebohn and Torn Sander, Docket No. TB-104, U.S. Patent Application S/N 08/920,630, dated August 27, 1997, subject to the SDG Spinal Contract;

6. "Segmentally Demineralized Bone Implant," invented by James M. Grooms, Kevin C. Carter and Thomas W. Sander, Docket No. TB-lO5, U.S. Patent Application S/N 08/958,364, filed October 27, 1997;

7. "Cervical Tapered Dowel," Docket No. TB-106, subject to the SDG Spinal Contract;

8. "Bane Grafting Units," U.S. Patent No. 4950296, issued August 21, 1990 to Jonathan L. Mcintyre, and assigned to (UFTB on September 27, 1997.

                                  Exhibit "B"

           Management Services Agreement - Bone Paste, by and between
              University of Florida Orthopaedic Tissue Bank, Inc.,
                  d/b/a University of Florida Tissue Bank, Inc.
                          and Sofamor Danek Group, Inc.

                                 (Copy Attached)